UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant   ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to Rule 14a-12

PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. to be held on June 12, 2006 at 10:00 a.m. local time at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York.

At this meeting, you will be asked to consider and vote upon the election of Progenics’ directors and the ratification of the selection of PricewaterhouseCoopers LLP to serve as Progenics’ independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Board of Directors appreciates and encourages stockholder participation in Progenics’ affairs and cordially invites you to attend the meeting in person. It is important that your shares be represented. Whether or not you decide to attend the meeting, we ask that you, at your earliest convenience, complete, sign, date and mail the enclosed proxy in the envelope provided or transmit your voting instructions by telephone or the Internet as described on the accompanying form of proxy.

Thank you for your cooperation.

Very truly yours,

KURT W. BRINER
Co-Chairman of the Board of Directors

PAUL F. JACOBSON
Co-Chairman of the Board of Directors

777 Old Saw Mill River Road	Tarrytown, New York 10591	914-789-2800	www.progenics.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2006

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF PROGENICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION, WILL BE HELD AT THE LANDMARK AT EASTVIEW, ROCKLAND ROOM, 777 OLD SAW MILL RIVER ROAD, TARRYTOWN, NEW YORK, ON MONDAY, JUNE 12, 2006 AT 10:00 A.M. LOCAL TIME, FOR THE PURPOSES OF CONSIDERING AND VOTING UPON THE FOLLOWING MATTERS, EACH AS MORE FULLY DESCRIBED IN THE ATTACHED PROXY STATEMENT:

  1. The election of seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

   2. The ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31,
       2006.

   3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only those stockholders of record at the close of business on April 13, 2006 will be entitled to receive notice of, and vote at, the meeting. A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at our principal offices, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (no postage is needed if mailed in the United States). You may also transmit your proxy by use of any touch-tone telephone or electronically by a secure Internet web site, as described on the accompanying form of proxy. Please note that in order to record your vote, you must either return the accompanying form of proxy by mail or transmit your voting instructions telephonically or by the Internet. The proxy is revocable by you at any time prior to its exercise, regardless of the manner used to transmit your voting instructions. The prompt communication of your voting instructions by any of these designated methods will help us in preparing for the meeting, and your cooperation is greatly appreciated.

             By order of the Board of Directors

ROBERT A. McKINNEY
Chief Financial Officer
Senior Vice President, Finance &Operations and Treasurer

Tarrytown, New York
April 27, 2006

777 Old Saw Mill River Road	Tarrytown, New York 10591	914-789-2800	www.progenics.com

PROGENICS PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

P R O X Y S T A T E M E N T

This Proxy Statement is furnished to holders of our common stock, par value $.0013 per share, in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors for use at the Annual Meeting of Stockholders to be held at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York on Monday, June 12, 2006, at 10:00 a.m. local time, and at any and all adjournments of the Annual Meeting. Stockholders may revoke the authority granted by their proxies at any time prior to their use by filing with our Corporate Secretary a written revocation or by submitting a new, proper proxy by telephone or the Internet after the date of the proxy or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by our officers or regular employees. We may also enlist the aid of brokerage houses or our transfer agent in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about May 10, 2006.

Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the seven director nominees named herein and FOR ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the approval of the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

VOTING

Only stockholders of record at the close of business on April13, 2006 will be entitled to vote at the meeting or any and all adjournments thereof. As of April 13, 2006, we had outstanding 25,501,316 shares of common stock, our only class of voting securities outstanding. Each of our stockholders will be entitled to one vote for each share of our common stock registered in his or her name on the record date. A majority of all shares of common stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

PROPOSAL I: ELECTION OF DIRECTORS

At the meeting, seven directors (constituting the entire Board of Directors) are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The proxies given pursuant to this solicitation will be voted in favor of the seven nominees listed below unless authority is withheld. Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

Information Concerning Director Nominees

The persons nominated as our directors (all of whom are currently our directors), their respective ages, the year in which each first became our director and their principal occupations or employment during the past five years are as follows:

Name	Age	Year First Elected Director	Position with Progenics
Kurt W. Briner (1)(2)	61	1998	Co-Chairman, Director
Paul F. Jacobson (1)(2)(3)(4)	51	1990	Co-Chairman, Director
Paul J. Maddon, M.D., Ph.D. (4)	46	1986	Chief Executive Officer, Chief Science Officer and Director
Charles A. Baker (1)(2)(3)(4)	73	1994	Director
Mark F. Dalton (2)(3)(4)	55	1990	Director
Stephen P. Goff, Ph.D. (2)	54	1993	Director
David A. Scheinberg, M.D., Ph.D.	50	1996	Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee
(4)	Member of the Executive Committee

Kurt W. Briner is the former President and Chief Executive Officer of Sanofi Pharma S.A. in Paris, France, a position he held from 1988 until his retirement in 2000, and he has nearly 32 years of experience in the pharmaceutical industry. Mr. Briner is currently also a director of Novo Nordisk Danmark and Galenica S.A., each a European-based pharmaceutical company. He attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

Paul F. Jacobson has been the Chief Executive Officer of Diversified Natural Products Co., a privately held industrial biotechnology company, since 2003. Mr. Jacobson has also been a general partner of Starting Point Venture Partners, a private investment fund, since 1999. Previously, Mr. Jacobson was Managing Director of fixed income securities at Deutsche Bank from January 1996 to November 1997. He was President of Jacobson Capital Partners from 1993 to 1996. From 1986 to 1993, Mr. Jacobson was a partner at Goldman, Sachs & Co. where he was responsible for government securities trading activities. Mr. Jacobson received a B.A. from Vanderbilt University and an M.B.A. from Washington University.

Paul J. Maddon, M.D., Ph.D. is our founder and has served in various capacities since our inception, including as our Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer. From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel. Dr. Maddon serves on several NIH scientific review committees and also serves on the board of directors of Epixis SA, a French biotechnology company. He received a B.A. in biochemistry and mathematics and a M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University. Dr. Maddon has been an Adjunct Assistant Professor of Medicine at Columbia University since 1989.

Charles A. Baker is a business advisor to biotechnology companies. He is the former Chairman, President and Chief Executive Officer of The Liposome Company, Inc., a biotechnology company located in Princeton, New Jersey, a position he held from 1989 until the sale of the company in 2000. Mr. Baker is currently a director of Regeneron Pharmaceuticals, Inc., a biotechnology company. Mr. Baker has 43 years of pharmaceutical industry experience and has held senior management positions at Pfizer, Abbott Laboratories and Squibb Corporation. Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University.

Mark F. Dalton has been the President and a director of Tudor Investment Corporation, an investment advisory company, and its affiliates since 1988 and has been the President and Vice Chairman of such companies since 2005. From 1979 to 1988, he served in various senior management positions at Kidder, Peabody & Co. Incorporated, including Chief Financial Officer. Mr. Dalton is currently a director of several private companies. Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University Law School.

Stephen P. Goff, Ph.D. has been a member of our Virology Scientific Advisory Board since 1988 and has been its Chairman since April 1991. Dr. Goff has been the Higgins Professor in the Departments of Biochemistry and Microbiology at Columbia University since June 1990. He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University. Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

David A. Scheinberg, M.D., Ph.D. has been a member of our Cancer Scientific Advisory Board since 1994. Dr. Scheinberg has been associated with Sloan-Kettering since 1986, where he is the Vincent Astor Chair and Member, Leukemia Service; Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center; Member, Clinical Immunology Service; and Head, Laboratory of Hematopoietic Cancer Immunochemistry. He also holds the position of Professor of Medicine and Pharmacology, Weill-Cornell Medical College. He received a B.A. from Cornell University and a M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University School of Medicine.

Board and Committee Meetings

During 2005, the Board of Directors had four standing committees: the Compensation Committee, the Audit Committee, the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) and the Executive Committee. The Board of Directors held ten meetings, the Compensation Committee held eleven meetings, the Audit Committee held six meetings, the Nominating and Corporate Governance Committee held three meetings and the Executive Committee held five meetings. It is the policy of the Board of Directors to hold an executive session of independent directors at each Board meeting. During 2005, each director attended 75% or more of the meetings of the Board of Directors and Board committees on which he served, except for Dr. Goff, who attended one out of three Nominating and Corporate Governance Committee meetings.

Audit Committee

The Audit Committee reviews our annual financial statements prior to their submission to the Securities and Exchange Commission (“SEC”), consults with our independent auditors and examines and considers such other matters in relation to the audit of our financial statements and in relation to our financial affairs, including the selection and retention of our independent auditors.

Paul F. Jacobson, the Chairman of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and other senior employees, administers our stock option plans and otherwise seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented. Mark F. Dalton is the Chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to Progenics and our stockholders on an ongoing basis. Among its specific duties, the Nominating and Corporate Governance Committee makes recommendations to the Board of Directors about our corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Nominations Policy, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews the type and amount of Board compensation for non-employee directors and makes recommendations to the full Board regarding such compensation. The Nominating and Corporate Governance Committee also annually reports findings of fact to the Board of Directors that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by NASD and SEC rules and applicable law. Charles A. Baker is the Chairman of the Nominating and Corporate Governance Committee.

Executive Committee

The Executive Committee is intended to assist the Board with oversight and governance and in providing a means for our management to obtain Board-level guidance and decision making between full Board meetings.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined by Nasdaq Marketplace Rule 4200(a)(15):

Mark F. Dalton Paul F. Jacobson Charles A. Baker Kurt W. Briner Stephen P. Goff, Ph.D.

The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the Nasdaq Marketplace rules, the SEC and the Internal Revenue Service.

With the assistance of our legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of our directors. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Nominating and Corporate Governance Committee’s report and each member’s review of the information made available to the Nominating and Corporate Governance Committee.

Stockholder Communications with the Board; Board Attendance at the Annual Meeting of Stockholders

Stockholders may communicate with the Board of Directors by writing to the Board of Directors c/o the Corporate Secretary at our corporate headquarters.

It is our policy that the members of the Board of Directors attend annual meetings of our stockholders. All of the members of our Board attended the 2005 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

We have a Code of Business Ethics and Conduct which is applicable to all of our directors, employees and consultants. The Code meets the criteria for a “code of ethics” under the SEC rules and “code of conduct” under the rules of the NASD. The Code is available on our website at: http://www.progenics.com/corp_gov.htm.

Our Director Nominations Process

The Charter for the Nominating and Corporate Governance Committee includes our Director Nominations Policy. The purpose of the Nominations Policy is to describe the criteria for Board member candidates and the process by which candidates for possible inclusion in our recommended slate of director nominees are selected. The Nominations Policy is administered by the Nominating and Corporate Governance Committee. You may find the Nominating and Corporate Governance Committee’s Charter on our website at: http://www.progenics.com/corp_gov.htm.

Minimum Criteria for Board Members

Each Board candidate must possess at least the following specific minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•
No candidate, or family member (as defined in the Nasdaq Marketplace rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a candidate, shall have any material personal, financial or professional interest in any of our present or potential competitors.

•
Each candidate shall be prepared to participate fully in Board activities, including, if eligible, active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Desirable Qualities and Skills

In addition, the Nominating and Corporate Governance Committee also considers it desirable that candidates possess the following qualities or skills:

•
Each candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.

•	Each candidate should contribute positively to the collaborative culture among Board members.

•
Each candidate should possess professional and personal experiences and expertise relevant to our goal of being a leading biopharmaceutical company. At this stage of our development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company CEO or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of oncology, virology, immunology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates

The Nominating and Corporate Governance Committee has two primary methods for identifying candidates (other than those proposed by our stockholders, as discussed below). First, on a periodic basis, the Nominating and Corporate Governance Committee may solicit suggestions for possible candidates from a number of sources, which may include members of the Board, senior-level Progenics executives, individuals personally known to the members of the Board, and research.

Second, the Nominating and Corporate Governance Committee may use its authority under its Charter to retain, at our expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). If the Nominating and Corporate Governance Committee retains a search firm, it may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the Nominations Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Nominating and Corporate Governance Committee and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Nominating and Corporate Governance Committee. In 2005, the Nominating and Corporate Governance Committee retained a search firm to identify possible candidates.

The Nominating and Corporate Governance Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Nomination of Directors by Stockholders.”

Nomination of Directors by Stockholders

Any of our stockholders may recommend one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the procedures and requirements set forth below.

In order for the director nomination to be timely, a stockholder’s notice to our Corporate Secretary must be delivered to our principal executive offices not less than 120 days prior to the anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. In the event that we set an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Any candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects as determined by the Nominating and Corporate Governance Committee or by applicable law. Any candidate submitted by a stockholder must also meet the definition of an “independent director” under the NASD Marketplace rules and must meet the “Minimum Criteria for Board Members” set forth above.

Evaluation of Candidates

The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Nominating and Corporate Governance Committee’s initial evaluation, a candidate continues to be of interest to the Nominating and Corporate Governance Committee, the Chairman of the Nominating and Corporate Governance Committee will interview the candidate and communicate the Chairman’s evaluation to the other Nominating and Corporate Governance Committee members, the Co-Chairmen of the Board and the CEO. Later reviews will be conducted by other members of the Nominating and Corporate Governance Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating and Corporate Governance Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Timing of the Identification and Evaluation Process

Our fiscal year ends each year on December 31. The Nominating and Corporate Governance Committee expects generally to meet one or more times prior to March 31 of each year to consider, among other things, candidates to be recommended to the Board for inclusion in our recommended slate of director nominees for the next annual meeting and our proxy statement. The Board usually meets each March and at that meeting will vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May or June.

All candidates (whether identified internally or by a nomination received from a stockholder) who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in our recommended slate of director nominees in our proxy statement.

Future Revisions to the Nominations Policy

The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Nominating and Corporate Governance Committee intends to review the Nominations Policy at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Corporate Governance Committee may amend the Nominations Policy at any time, in which case the most current version will be available on our web site at:  http://www.progenics.com/corp_gov.htm.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the aggregate compensation we paid to our Chief Executive Officer and certain of our other executive officers, as of December  31, 2005, whose total compensation exceeded $100,000 during the last fiscal year (collectively, the “named executive officers”):

		Annual Compensation(1)			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Restricted Stock Awards(2)	Stock Option Grants	Other Compensation(3)
Paul J. Maddon, M.D., Ph.D.	2005	$536,785	$	— (7)	$934,250	75,000 shares	$16,000
Chief Executive Officer and Chief Science Officer	2004	515,000		150,000	—	75,000 shares	14,729
	2003	499,859		175,000	—	225,000shares	13,729

Alton B. Kremer, M.D., Ph.D. (6)	2005	$320,000		$153,000	$74,865	10,000 shares	$19,484
Vice President, Clinical Research	2004	83,692		83,000	—	40,000 shares	—

Robert J. Israel, M.D.	2005	$312,000		$125,000	$74,865	10,000 shares	$19,596
Senior Vice President, Medical	2004	300,000		50,000	126,375	—	44,069 (4)
Affairs	2003	278,000		25,000	—	35,000 shares	45,694 (4)

Mark R. Baker, J.D., Senior Vice	2005	$149,692		$249,000	$—	50,000 shares	$7,500
President & General Counsel (5)

Robert A. McKinney, CPA	2005	$230,000		$150,000	$96,255	37,500 shares	$18,387
Chief Financial Officer,	2004	200,000		60,000	126,375	—	19,861
Senior Vice President, Finance &	2003	174,000		50,000	—	25,000 shares	19,194
Operations and Treasurer

(1) Annual compensation consists of base salary and bonus. As to each individual named, the aggregate amounts of all perquisites and other personal benefits, securities and property not included in the summary compensation table above or described below do not exceed the lesser of $50,000 or 10% of the annual compensation. Annual compensation does not include the discount amount under our employee stock purchase plans because such plans are generally available to all salaried employees.
(2) Amounts shown under Restricted Stock Awards represent the grant date values of our restricted stock awarded to the named executive officers. Each named executive officer held restricted stock at December 31, 2005, in the aggregate number of shares of our common stock and the aggregate value at that date, as follows: Dr. Maddon —43,750 shares, $1,094,188; Dr. Alton Kremer — 3,500 shares, $87,535; Dr. Israel — 9,125 shares, $228,216; Mr. McKinney — 10,125 shares, $253,226. As of December 31, 2005, one quarter of the restrictions on the restricted stock granted on July 1, 2004 and January 10, 2005 had lapsed. None of the restrictions on the restricted stock granted on July 1, 2005 had lapsed.
(3) Other compensation consisted of matching contributions made by us under a defined contribution plan available to substantially all of our employees and amounts to pay the after-tax cost of premiums on life insurance and long-term disability policies.
(4) Includes compensation of $22,098 in 2003 and $20,901 in 2004, attributable to the forgiveness of a loan from us to Dr.  Israel. See “—Indebtedness of Management.”
(5) Mr. Baker joined the Company as Senior Vice President & General Counsel in June 2005.
(6) Dr. Kremer joined the Company as Vice President, Clinical Research in September 2004.
(7) On March 3, 2006, the Compensation Committee of the Board of Directors approved a bonus for the year ended December 31, 2005 for Dr. Maddon comprised of 18,080 shares of restricted common stock with a fair value of approximately $525,000. One-quarter of the restricted shares vested on the date of grant and the remainder will vest through June 20, 2007.

Stock Option Grants in the Fiscal Year Ended December 31, 2005

The following table sets forth certain information relating to stock option grants to the named executive officers during the fiscal year ended December 31, 2005. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

Name	Number of Shares Underlying Options Granted	Percent of Total Option Shares Granted to Employees(1)	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Paul J. Maddon, M.D., Ph.D.	75,000	10.7%	$21.39	7/1/2015	$1,008,904	$ 2,556,761
Alton B. Kremer, M.D., Ph.D.	10,000	1.4%	$21.39	7/1/2015	$ 134,521	$ 340,902
Robert J. Israel, M.D.	10,000	1.4%	$21.39	7/1/2015	$ 134,521	$ 340,902
Mark R. Baker, J.D.	50,000	7.1%	$20.02	6/20/2015	$ 629,524	$ 1,595,336
Robert A. McKinney, CPA	25,000	3.6%	$22.68	3/1/2015	$ 356,583	$ 903,652
Robert A. McKinney, CPA	12,500	1.8%	$21.39	7/1/2015	$ 168,151	$ 426,127

(1)	Our employees were granted options during the 2005 fiscal year with respect to a total of 702,845 shares from our Amended 1996 Stock Incentive Plan and our 2005 Stock Incentive Plan..

Stock option grants in the table above does not include options granted quarterly under our Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan that expire six months following the date of grant and have exercise prices equal to the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information for each of the named executive officers regarding option exercises during the fiscal year ended December 31, 2005 and the number and value of unexercised options held as of December 31, 2005:

	Exercises During the Fiscal Year		Number of Shares Underlying Unexercised Options		Value of Unexercised In-the-Money Options (1)
Name	Acquired	Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul J. Maddon, M.D., Ph.D.	—	—	1,291,650	166,125	$18,908,078	$1,436,498
Alton B. Kremer, M.D., Ph.D.	—	—	8,000	42,000	$91,520	$402,280
Robert J. Israel, M.D.	8,750	$160,846	193,750	36,250	$2,845,400	$321,625
Mark R. Baker, J.D.	—	—	—	50,000	—	$249,500
Robert A. McKinney, CPA	15,000	$293,100	146,250	56,250	$1,964,900	$307,375

(1)	Based on a closing price of $25.01 per share on December 30, 2005 on the Nasdaq National Market.
(2)	Based on closing prices on the Nasdaq National Market on the respective dates of exercise for retained shares and on the resale prices for shares immediately resold.

Stock option exercises set forth in the table above do not reflect shares acquired or exercisable under our Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan. The actual amount realized by named executive officers in 2005 under the ESPP Plans was: $44,197 by Dr. Maddon; $13,083 by Dr. Kremer; $16,977 by Dr. Israel; $0 by Mr. Baker and $11,801 by Mr. McKinney.

Employment Agreements

Paul J. Maddon, M.D., Ph.D.

On December 31, 2003, we entered into an employment agreement with Paul J. Maddon, M.D., Ph.D. pursuant to which Dr. Maddon serves as our Chief Executive Officer and Chief Science Officer. The agreement provides for Dr. Maddon to receive an initial annual salary of $499,859 for 2003, which will increase at a rate of not less than 3% per year, and a discretionary bonus in an amount to be determined by the Board of Directors. Dr. Maddon’s salary in 2004 and 2005 was $515,000 and $536,785, respectively.

In June 2003, we granted Dr. Maddon two ten-year options, each to purchase 112,500 shares of Common Stock at an exercise price of $15.06 per share. The first grant vests in equal portions on June 30 of each of 2004, 2005, 2006 and 2007. The second grant will vest on May 30, 2013, subject to acceleration upon the achievement of certain clinical, financial and operational milestones. On July 1, 2004, we granted Dr. Maddon two ten-year options, each to purchase 37,500 shares of Common Stock each at an exercise price of $16.85 per share. The first grant vests in equal portions on June 30 of each of 2005, 2006, 2007 and 2008. The second grant will vest on June 1, 2014, subject to acceleration upon the achievement of certain clinical, financial and operational milestones. On January 10, 2005, we granted 25,000 shares of restricted stock to Dr. Maddon as additional long term incentive compensation pursuant to his employment agreement. The restrictions on the stock lapse over four years, beginning June 20, 2005. On July 1, 2005, we granted Dr. Maddon a ten-year option to purchase 75,000 shares of Common Stock at an exercise price of $21.39 per share. The grant vests on June 1, 2015, subject to acceleration upon the achievement of certain clinical, financial and operational milestones. On July 1, 2005, we also granted 25,000 shares of restricted stock to Dr. Maddon as additional long term incentive compensation pursuant to his employment agreement. The restrictions on the stock lapse over four years, beginning June 20, 2006. During 2003, two of the milestones under the 2003 grant were achieved, resulting in the vesting of 62,000 options, for which the Company recognized $103,000 as non-cash compensation expense. During 2004, one of the milestones under the 2003 grant was achieved resulting in the vesting of 11,000 options but no compensation expense was recognized since that option was out-of-the-money on the date of accelerated vesting. No milestones were achieved in 2004 under the 2004 grant. During 2005, two of the milestones under the 2003 grant, three milestones under the 2004 grant and one milestone under the 2005 grant were achieved resulting in the vesting of 39,000 options under the 2003 grant, 26,000 options under the 2004 grant and 38,000 options under the 2005 grant. In addition, 16,000 stock options, which are accounted for as variable awards under APB No. 25, that were granted under all four awards vested based upon the passage of time. We recognized a total of $709,000 of non-cash compensation expense upon the vesting of Dr. Maddon’s options in 2005.

Our employment agreement with Dr. Maddon, the initial term of which ran through June 30, 2005, was automatically renewed for an additional period of two years. We are currently in discussions with Dr. Maddon regarding the future renewal of his employment agreement.

The agreement provides that, upon termination by us without cause (as defined in the agreement) or by Dr. Maddon for good reason (as defined in the agreement, which includes Dr. Maddon’s failure to be our director other than by reason of his resignation), we will pay to Dr. Maddon a lump sum equal to two times the sum of Dr. Maddon’s annual salary and average bonus (as defined in the agreement), we will continue for two years to provide Dr. Maddon benefits and the options referred to above will become fully vested and exercisable. Upon termination by us without cause or by Dr. Maddon for good reason within two years following a change in control (as defined in the agreement), or upon termination by us without cause within three months preceding a change in control, we will pay to Dr. Maddon a lump sum equal to three times the sum of Dr. Maddon’s salary and average bonus, we will continue for three years to provide Dr. Maddon benefits and the options referred to above will become fully vested and exercisable. In the event that any payment under the agreement constitutes an excess parachute payment under Section 280G of the U.S. Internal Revenue Code, Dr. Maddon will be entitled to additional gross-up payments such that the net amount retained by Dr. Maddon after deduction of any excise taxes and all other taxes on the gross-up payments will be equal to the net amount that would have been retained from the initial payments under the agreement.

Robert J. Israel, M.D.

We have an employment arrangement with Robert J. Israel, M.D. pursuant to which he serves as our Senior Vice President, Medical Affairs at an annual salary in 2005 of $312,000 and is entitled to nine months’ salary if his employment is terminated by us without cause.

Each of the employment agreements of Dr. Maddon and Dr. Israel contain certain restrictive covenants for our benefit relating to non-disclosure by the executives of our confidential business information, our right to inventions and intellectual property, non-solicitation of our employees and customers and non-competition by the executives with our business.

Indebtedness of Management

On February 16, 2000, we entered into an agreement to provide Dr. Israel with a loan of up to $100,000 to assist in the purchase of a home closer to our principal place of business. The loan was evidenced by a promissory note bearing interest at the rate of 6% per year and calling for $10,000 principal payments on June 30 and December 31 of each year. Under the agreement with Dr. Israel, principal and interest under the promissory note was forgiven and treated as additional compensation so long as Dr. Israel was our employee when such amounts become due. At December 31, 2004, the loan of $100,000 and $14,756 of interest had been forgiven.

Compensation of Directors

Kurt W. Briner and Paul F. Jacobson each receive $40,000 annually as compensation for their services as Co-Chairmen of the Board. In addition, the Board of Directors granted the following stock options to purchase shares of our Common Stock to each of Messrs. Briner and Jacobson: (1) on January 10, 2005, 25,000 shares with an exercise price of $15.98 per share, 10,000 shares of each award vested immediately and the remainder vested on December 31, 2005; (2) on December 8, 2005, 25,000 shares with an exercise price of $24.12 per share, 10,000 shares of each award vested immediately and the remainder will vest on December 31, 2006.

In addition to the above retainer fees and option grants, Messrs. Briner and Jacobson receive compensation for their services as non-employee directors of Progenics. Our non-employee directors are entitled to payment for their services as follows:

•	$2,000 for each meeting of the Board of Directors attended in person, $1,000 for each in-person meeting attended by telephone and $500 for participation in each telephonic meeting;

	•	for committee meetings held other than in conjunction with a meeting of the entire Board, $1,000 for attendance in person and $500 for telephonic participation;

	•	for committee meetings held on the day after a meeting of the entire Board, $500 for participation;

	•	for committee meetings held on the same day, no additional compensation is paid;

•	an annual retainer fee of $15,000, except for Messrs. Briner and Jacobson who are entitled to an annual retainer fee of $40,000 as described above; and

•
an option to purchase 10,000 shares of our Common Stock granted annually on each July 1 with an exercise price equal to the fair market value as of the date of grant, provided that with regard to the option grant on July 1, 2005, Messrs. Briner and Jacobson will not be entitled to the annual option grant.

In addition, the Audit Committee chairman (currently, Mr. Jacobson) is entitled to an additional annual retainer fee of $5,000, the Compensation Committee chairman (currently, Mr. Dalton) is entitled to an additional annual retainer fee of $2,500, and the Nominating and Corporate Governance and Corporate Governance Committee chairman (currently, Mr. Baker) is entitled to an additional annual retainer fee of $2,500.

Dr. Goff and Dr. Scheinberg also receive compensation in the form of cash or cash and stock options, respectively, for service on our Virology Scientific Advisory Board and Cancer Scientific Advisory Board, respectively. In 2005, Dr. Goff received $30,000 for such service. Dr. Scheinberg received $28,000 and 8,750 stock options, of which 1,250 shares were granted with a strike price equal to fifty percent (50%) of the average closing price for the thirty trading days preceding the grant date and the remaining 7,500 shares were granted with the exercise price equal to the grant date fair value, for his service on our Scientific Advisory Board. For the fiscal year ended December 31, 2005, we had non-cash compensation expense of $146,441 with respect to the options granted to Dr. Scheinberg for his service on our Scientific Advisory Board.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

During 2005, the Compensation Committee of Progenics’ Board of Directors (the “Compensation Committee”) consisted of three non-employee directors: Mark F. Dalton, as Chairman, Charles A. Baker and Paul F. Jacobson. Each of the members of the Compensation Committee has been affirmatively determined by the Board of Directors to be an “independent director” as defined in NASD Rule 4200(a)(15). The Compensation Committee operates under a written Charter adopted by the Compensation Committee and approved by the Board of Directors as a whole.

The Compensation Committee’s policies applicable to the compensation of Progenics’ executive officers are based on the principle that total compensation should be set to attract and retain those executives critical to the overall success of Progenics and should reward executives for their contributions to the enhancement of stockholder value.

The key elements of the executive compensation package are base salary, employee benefits applicable to all employees, amounts to pay the after-tax cost of premiums on life insurance and long-term disability policies, an annual discretionary bonus and long-term incentive compensation, typically in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for executive officers should be competitive with that paid by leading biotechnology companies for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to align the interests of executives with those of the stockholders.

In determining the compensation for each executive officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) qualitative measures of Progenics’ performance such as progress in the development of the Company’s products, the engagement of corporate partners for the commercial development and marketing of products and the success of Progenics in raising the funds necessary to conduct research and development. The Compensation Committee’s consideration of such factors is subjective and informal. In 2005, the Compensation Committee also employed an outside consulting firm to evaluate the compensation of executive officers in comparison with similar officers at peer companies.

The compensation of Dr. Paul J. Maddon, the Chief Executive Officer of Progenics, for 2005 consisted of $536,785 in annual salary and a discretionary bonus consisting of 18,080 shares of the Company’s Common Stock with a fair value of $525,000. One-quarter of the restricted stock vested on March 3, 2006, the grant date, and the remainder of the restricted shares will vest through June 20, 2007. In determining the terms of Dr. Maddon’s employment, including Dr. Maddon’s compensation thereunder, the Compensation Committee was mindful of the importance of Dr. Maddon’s leadership and contributions to Progenics’ progress in its programs in HIV therapeutics, symptom management and supportive care therapeutics and cancer therapeutics, Progenics’ achievements and progress in the past and the prospect that Dr. Maddon will continue to make significant contributions to Progenics’ performance in the future.

By the Compensation Committee of the Board of Directors
Mark F. Dalton, Chairman
Charles A. Baker
Paul F. Jacobson

Comparative Stock Performance Graph

The graph below compares the cumulative stockholder return on our common stock with the cumulative stockholder return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Pharmaceutical Index, assuming the investment in each equaled $100 on December 31, 2000.

DOLLARS
100
50
0
12.31.00
12.31.01
12.31.02
12.31.03
12.31.04
12.31.05
Progenics
Nasdaq U.S. Index
Nasdaq Pharmaceutical Index

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with us.

On July 1, 2001 and September 1, 2001, we contracted with the Albert Einstein College of Medicine of Yeshiva University to perform certain specified research services relating to identified research and development projects. The contracts provide that the required research will be performed by an Albert Einstein research center laboratory headed by Tatjana Dragic, Ph.D., who is the spouse of our Chief Executive Officer and Chief Science Officer. In 2005, we paid Albert Einstein College of Medicine $46,000 for their services. In addition, we employ one research scientist at an aggregate cost of approximately $67,000 and who is assigned to Dr. Dragic’s laboratory to assist with research being performed on our behalf.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to us with respect to the last fiscal year, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements, except for the following: Dr. Maddon, Dr. Israel, Mr. McKinney and Mr. Mark Baker each filed a late Form  4, relating to two transactions each; Dr. Scheinberg filed a late Form 4, relating to one transaction. We are continuing to monitor the effectiveness of our policies and procedures which are designed to ensure compliance with Section 16 reporting requirements.

VOTING

Those nominees receiving a plurality of the votes cast will be elected directors. Abstentions and broker non-votes will not affect the outcome of the election.

Our Board of Directors deems the election of the seven nominees listed above as directors to be in our and our stockholders’ best interests and recommends a vote “FOR” their election.

PROPOSAL II: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1994.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if she desires to do so and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Audit Committee is submitting the selection of our independent registered public accounting firm for ratification at the meeting. If this selection is not ratified, the Audit Committee will reconsider its choice.

Fees Billed for Services Rendered by our Independent Registered Public Accounting Firm

The following table discloses the fees that PricewaterhouseCoopers LLP billed or are expected to bill for professional services rendered to us for each of the last two fiscal years:

Type of Fee	2005	2004
Audit Fees (1)	$753,350	$899,395
Audit Related Fees (2)	64,000	49,000
Tax Fees(3)	41,300	20,900
All Other Fees(4)	1,611	1,613

(1) Consisted of fees billed or expected to be billed by PricewaterhouseCoopers LLP in connection with (i) the audit of our annual financial statements and reviews of our quarterly interim financial statements, totaling $561,850 in 2005 and $861,275 in 2004; (ii) the filing of registration statements with the Securities and Exchange Commission, totalling $179,000 in 2005 and $26,620 in 2004; and (iii) the audit of the annual financial statements of PSMA Development Company LLC, 50% which we are responsible for, totaling an expense to us of $12,500 in 2005 and $11,500 in 2004.
(2) Consisted of fees billed or expected to be billed by PricewaterhouseCoopers LLP for accounting advice, including internal control reviews and consultations concerning financial accounting and reporting standards, totaling $15,000 in 2005 and zero in 2004, as well as fees billed in connection with the audit of certain accounts according to the terms of our grants and contract from the National Institutes of Health, which totaled approximately $49,000 in 2005 and $49,000 in 2004. PricewaterhouseCoopers LLP has not yet completed its work on the audit of our NIH grants and contract for the year ended December 31, 2005.
(3) Consisted of fees billed or expected to be billed by PricewaterhouseCoopers LLP for tax-related services, including tax return preparation and advice. Fees billed or expected to be billed by PricewaterhouseCoopers LLP for (i) tax return preparation and other tax-related services totaling $25,000 in 2005 and $16,800 in 2004; (ii) tax return preparation for PSMA Development Company LLC, 50% of which we are responsible for, totaling an expense to us of $5,300 in 2005 and $4,100 in 2004. PricewaterhouseCoopers LLP has not yet completed its work on our and PSMA Development Company LLC’s tax returns for the fiscal year ended December 31, 2005 and (iii) tax advice and consultation, regarding Internal Revenue Code section 382 analysis totaling $11,000.
(4) Consisted of fees to PricewaterhouseCoopers LLP for a proprietary internet-based subscription service.

Pre-approval of Audit and Non-Audit Services by the Audit Committee

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Around April of every year, the Audit Committee will review a schedule, prepared by the independent registered public accounting firm , of certain types of services, and projected fees, to be provided for that year. The Audit Committee will review the schedule and provide general pre-approval of those types of services. The fee amounts will be updated to the extent necessary at each of the other regularly scheduled meetings of the Audit Committee. If a type of service to be provided by the independent registered public accounting firm has not received general pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee may delegate either general or specific pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee approved all services listed above (See — “Fees Billed for Services Rendered by our Independent Registered Public Accounting Firm”) and did not utilize the de minimus exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal years 2004 or 2005.

Report of the Audit Committee of the Board of Directors

During 2005, the Audit Committee of the Progenics’ Board of Directors (the “Audit Committee”) consisted of three non-employee directors: Paul F. Jacobson, as Chairman, Kurt W. Briner and Charles A. Baker. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace rule that governs audit committee composition, including the requirements that Audit Committee members satisfy the criteria for Audit Committee membership as stated in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder. The Audit Committee operates under a written Charter adopted by the Audit Committee and approved by the Board of Directors as a whole.

As set forth in its charter, the Audit Committee’s role is one of oversight. Progenics’ management is responsible for preparing Progenics’ financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s primary function is to assist the Board in monitoring and overseeing the integrity of Progenics’ financial statements, systems of internal control and the audit process. Additionally, the Audit Committee selects, subject to stockholder ratification, the independent registered public accounting firm for Progenics. In this context the Audit Committee has met and has reviewed and discussed with management and the independent registered public accounting firm Progenics’ audited financial statements as of and for the year ended December 31, 2005. The Audit Committee has also discussed with members of the independent registered public accounting firm each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Committee has discussed with the independent registered public accounting firm its independence. When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether their provision of services to Progenics beyond those rendered in connection with their audit and review of Progenics’ financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services in 2005. Information about the independent registered public accounting firm’s fees for 2005 is listed above in this proxy statement under “Fees Billed for Services Rendered by Independent Registered Public Accounting Firm.” Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of Progenics’ financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the independent registered public accounting firm is in fact “independent.”

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Progenics Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee has also determined, subject to stockholder approval, to retain PricewaterhouseCoopers LLP as independent registered public accounting firm for Progenics for the fiscal year ending December 31, 2006.

                                                             By the Audit Committee of the Board of Directors
                  Paul F. Jacobson, Chairman
                  Kurt W. Briner
                  Charles A. Baker

VOTING

A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Our Board of Directors deems the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to be in our and our stockholders’ best interests and recommends that holders of common stock vote FOR Proposal II.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth certain information, as of March 1, 2006, except as noted, regarding the beneficial ownership of the Common Stock by (i) each person or group known to the us to be the beneficial owner of more than 5% of our common stock outstanding, (ii) each of our directors, (iii) each of our executive officers named below and (iv) all of our directors and executive officers as a group.

	Shares Beneficially Owned (2)
Name and Address of Beneficial Owner(1)	Number	Percent
Entities affiliated with Tudor Investment Corporation (3)	2,342,388	9.2%
1275 King Street
Greenwich, CT 06831
Paul Tudor Jones, II (4)	2,888,513	11.4%
1275 King Street
Greenwich, CT 06831
Delaware Management Holdings (5)	1,565,995	6.2%
One Commerce Square, 2005 Market Street
Philadelphia, PA 19103
Entities affiliated with Philip B. Korsant (6)	1,770,000	7.0%
Ziff Asset Management, L.P.
c/o Philip B. Korsant
283 Greenwich Avenue
Greenwich, CT 06830
Federated Investors, Inc. (7)	1,331,100	5.2%
Federated Investors Tower
Pittsburgh, PA 15222
Sectoral Asset Management Inc. (8)	1,651,434	6.5%
1000 Sherbrooke Street
Montreal, A1 00000
Paul J. Maddon, M.D., Ph.D. (9)	1,848,265	6.9%
Charles A. Baker (10)	86,481	*
Kurt W. Briner (11)	143,000	*
Mark F. Dalton (12)	2,494,888	9.8%
Stephen P. Goff, Ph.D. (13)	131,000	*
Paul F. Jacobson (14)	278,100	1.1%
David A. Scheinberg, M.D., Ph.D. (15)	175,931	*
Robert J. Israel, M.D. (16)	194,377	*
Robert A. McKinney, CPA (17)	169,669	*
Alton B. Kremer, M.D., Ph.D. (18)	6,967	*
Mark R. Baker, J.D. (19)	2,316	*
All directors and executive officers as a group (20)	6,007,570	21.4%

*	Less than one percent.
(1)	Unless otherwise specified, the address of each beneficial owner is c/o Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

(footnotes continued from previous page)

(2)
Except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of common stock listed. The number of shares of common stock beneficially owned includes the shares issuable pursuant to stock options to the extent indicated in the footnotes in this table. Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(3)
The number of shares owned by entities affiliated with Tudor Investment Corporation (TIC) consists of 1,820,068 shares held of record by The Tudor BVI Portfolio Ltd., a company organized under the law of the Cayman Islands (Tudor BVI), 287,813 shares held of record by TIC, 193,126 shares held of record by Tudor Arbitrage Partners L.P. (TAP), 25,981 shares held of record by Tudor Proprietary Trading, L.L.C. (TPT), and 15,400 shares held of record by Tudor Global Trading LLC (TGT). In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity. TIC disclaims beneficial ownership of such shares. TGT is the general partner of TAP. Tudor Group Holdings LLC (TGH) is the sole member of TGT and indirectly holds all of the membership interests of TPT. TGH is also the sole limited partner of TAP. TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities. TGT disclaims beneficial ownership of shares held by TAP. The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton. See Notes (4) and (12).

(4)
Includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Jones is the Chairman and indirect principal equity owner of TIC, TPT and TGT, and the indirect principal equity owner of TAP. Mr. Jones may be deemed to be the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC. Mr. Jones disclaims beneficial ownership of such shares. See Note (3).

(5)
Based on a Schedule 13G filed on February 9, 2006, the number of shares owned by Delaware Management Holdings and Delaware Management Business Trust consists of 1,565,995 shares held by Delaware Management Holdings and Delaware Management Business Trust, which share voting and dispositive powers.

(6)
Based on a Schedule 13G, filed on February 13, 2006, the number of shares owned by entities affiliated with Philip B. Korsant consists of 1,770,000 shares held by Ziff Asset Management, L.P., a Delaware limited partnership. Mr. Korsant, ZBI Equities, L.L.C. and PBK Holdings, Inc., a Delaware corporation, share voting and dispositive power over the shares held by Ziff Asset Management, L.P.

(7)
Based on a Schedule 13G, filed February 14, 2006, Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees and they have the collective voting control over the Parent.

(8)
Sectoral Asset Management Inc. in its capacity as an investment adviser, has the sole right to vote or dispose of the 1,651,434 shares set forth in Schedule 13G filed on February 14, 2006. Jerome G. Pfund and Michael L. Sjostrom are the sole shareholders of Sectoral Asset Management Inc.

(9)
Includes 541,865 shares outstanding; 1,261,650 shares issuable upon exercise of options exercisable within 60 days of March 1, 2006 and 43,750 shares of restricted stock. Also includes 1,000 shares held by Dr. Maddon’s spouse, the beneficial ownership of which Dr. Maddon disclaims. Excludes 88,229 shares held by a trust, of which his spouse is the beneficiary; neither Dr. Maddon nor his spouse has investment control over such trust.

(10)	Includes 21,481 shares owned by the Baker Family Limited Partnership and 65,000 shares issuable upon exercise of options held by Mr. Baker and exercisable within 60 days of March 1, 2006.
(11)	Includes 3,000 shares outstanding and140,000 shares issuable upon exercise of options held by Mr. Briner exercisable within 60 days of March 1, 2006.
(12)
Includes 71,000 shares held of record directly by Mr. Dalton, 65,000 shares issuable upon exercise of options held by Mr. Dalton exercisable within 60 days of March 1, 2006 and 16,500 shares held of record by DF Partners, a family partnership of which Mr. Dalton is the sole general partner. The number set forth also includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Dalton is President and an equity owner of TIC and TGH. Mr. Dalton is also the President and an indirect equity owner of TGT and TPT. Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC and DF Partners, except to the extent of his pecuniary interest therein. See Note (3).

(13)	Includes 33,500 shares outstanding and 97,500 shares issuable upon exercise of options held by Dr. Goff exercisable within 60 days of March 1, 2006.
(14)	Includes 188,100 shares outstanding and 90,000 shares issuable upon exercise of options held by Mr. Jacobson exercisable within 60 days of March 1, 2006.
(15)	Includes 24,181 shares outstanding and 151,750 shares issuable upon exercise of options held by Dr. Scheinberg exercisable within 60 days of March 1, 2006.
(16)	Includes 11,502 shares outstanding and 173,750 shares issuable upon exercise of options held by Dr. Israel exercisable within 60 days of March 1, 2006. Also includes 9,125 shares of restricted stock.
(17)
Includes 7,044 shares outstanding and 152,500 shares issuable upon exercise of options held by Mr. McKinney exercisable within 60 days of March 1, 2006. Also includes 10,125 shares of restricted stock.

(footnotes continued from previous page)

(18)	Includes 3,467 shares outstanding and no shares issuable upon exercise of options held by Dr. Kremer exercisable within 60 days of March 1, 2006. Also includes 3,500 shares of restricted stock.
(19)	Includes 2,316 shares outstanding and no shares issuable upon exercise of options held by Mr. Baker exercisable within 60 days of March 1, 2006.
(20)
Includes 3,295,820 shares outstanding, 111,500 shares of restricted stock and 2,600,250 shares issuable upon the exercise of stock options exercisable within 60 days of March 1, 2006 held by affiliated entities, directors and named executive officers as set forth in the above table and by all other executive officers.

Sales of Stock by Insiders

We have established stock sale guidelines governing the way in which shares of our common stock may be sold by persons who may be considered insiders (directors, executive officers and certain key employees who we may designate from time to time). From time to time, such insiders will engage in sales of our common stock in accordance with these guidelines. These sales may be accomplished pursuant to SEC Rule 144 or pursuant to pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. Implementation of these plans seeks to avoid concerns about executing stock transactions when insiders may subsequently be in possession of material, non-public information. Pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 also permit our insiders to gradually diversify their investment portfolios and may minimize the market impact of stock trades by spreading them over an extended period of time.

During the first quarter of 2006, Paul J. Maddon, M.D., Ph.D. the Company’s Founder, Chief Executive Officer and Chief Science Officer established a stock trading plan in accordance with Rule 10b5-1 of the Securities Act of 1934. Under this plan, Dr. Maddon has directed a broker to exercise and sell shares pursuant to stock options which are scheduled to expire in 2007. Several other Progenics executive officers have established 10b5-1 plans. Other executive officers may choose to establish 10b5-1 plans in the future.

In accordance with Rule 10b5-1, officers and directors of public companies may adopt plans for purchasing or selling securities in which the amount, price and date of the transactions are specified. These plans may only be entered into when the officer or director is not in possession of material, nonpublic information.

FORM 10-K

Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 by directing written requests to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

STOCKHOLDER PROPOSALS

The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing to our Corporate Secretary no later than January 10, 2007. If we receive notice after March 24, 2007 of a stockholder’s intent to present a proposal at our 2007 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

HOUSEHOLDING

We have adopted the process called “householding” for mailing the annual report and proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner, you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters as recommended by the Board of Directors.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

     By order of the Board of Directors

            ROBERT A. McKINNEY
           Chief Financial Officer
           Senior Vice President, Finance & Operations and Treasurer

Tarrytown, New York
April 27, 2006

777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE-1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P. M. Eastern Time on June 11, 2006. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Progenics Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
VOTE IN PERSON Attend the Annual Shareholders Meeting at 10:00 A.M. Eastern Time on Monday, June 12, 2006.
 Landmark at Eastview
Rockland Room 777 Old Saw Mill River Road
Tarrytown, NY 10591
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Progenics Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PROGN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROGENICS PHARMACEUTICALS, INC.

Vote On Directors

1. ELECTION OF DIRECTORS:
NOMINEES:
01) Charles A. Baker	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
02) Kurt W. Briner
03) Mark F. Dalton
04) Stephen P. Goff, Ph.D.
05) Paul F. Jacobson	☐	☐	☐
06) Paul J. Maddon, M.D., Ph.D.
07) David A. Scheinberg, M.D., Ph.D.

Vote On Proposals		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

3.	Authority to vote in their discretion on such other business as may properly come before the meeting.	☐	☐	☐

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For comments, please check this box and write them on the back where indicated		☐

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

_________________________________	_________	_____________________________	_________
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROGENICS PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NEW YORK 10591 ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Maddon, M.D., Ph.D., and Robert A. McKinney, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on April 13, 2006 at the Annual Meeting of Stockholders to be held on June 12, 2006 or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named on the reverse side.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)